EXHIBIT 10


                       [THE SPORTS NETWORK LOGO - GRAPHIC]

                      2200 Byberry Road * Hatboro, PA 19040
                       (215) 441-8444 * Fax (215) 441-5767
                          http://www.sportsnetwork.com

                                    AGREEMENT

This Subscriber Agreement ("Agreement") is entered into as of September 1, 2002 (the ("Effective Date"), by and between THE COMPUTER INFORMATION NETWORK, INC., d/b/a "THE SPORTS NETWORK," with offices at 2200 Byberry Road / Hatboro, PA 19040 (hereinafter referred to as "TSN") and Sports Information & Publishing Corp hereinafter (referred to as "Subscriber") located at 1869 W. Littleton Blvd, Littleton, Colorado 80120 hereby agree as follows.

     1. SERVICE. TSN will produce a customized "dynamic" version of TSN's service for use on Subscriber's websites located at http://www.gridpicks.com as outlined in this Agreement. The branded information on the Service will encompass that data which is transmitted over The Sports Network's traditional wire service including the following Major League Sports, as well as the lower level or minor league sports under each league indicated: NFL and College
Football. The Content categories within each sport will consist of News, National Scoreboards (Previews, In-Progress, Scores, Game Recaps, Box Scores), League and Miscellaneous Statistics, Injuries, Odds, Weather, Schedules, Standings and Team pages. There will be an acknowledgement at the bottom of each branded page of the Service indicating the source of the content.

     2. RATE. In consideration for the Service provided by TSN to Subscriber pursuant to this Agreement, Subscriber shall pay to TSN the sum of $500 per month during the initial Term hereof, as defined in Paragraph 5 (the "TERM"), plus any applicable Federal, State or local taxes. The Rate for the first month shall be pro-rated, as necessary to reflect the date on which the Service is actually delivered to Subscriber's location. The Rate is inclusive of all costs incurred by TSN for delivering and maintaining the Service on the Internet. Subscriber shall remit the monthly charge due to TSN at its Southampton, PA office no later than the first day of each month for which Subscriber has been billed by TSN in advance. After the expiration of the initial Term, TSN may, in its sole discretion, modify the Rate after having provided at least thirty (30) days' advance written notice to Subscriber

     3. SET-UP CHARGE. Waived

          A. Additional Redesign - TSN shall provide client with backdoor access to all branded templates so any Subscriber could make their own changes. However, in the event Subscriber undertakes a full and comprehensive redesign involving sports, there could be an additional fee which would be no more than twenty-five (25) percent of Subscriber's initial set-up fee.

     4. GRANT OF LICENSE - Subject to the terms and conditions of this Agreement, TSN hereby grants to Subscriber a non-exclusive, non-transferable license to distribute and display in all formats the Service for the sole purpose of permitting visitors to Subscriber's web site to access the Service for their personal, non-commercial use. Subject to the terms and conditions of this Agreement, TSN further grants to Subscriber a non-exclusive non-transferable license to use TSN's marks. TSN agrees to use the exact logo designs provided to TSN by Subscriber. TSN agrees not to modify, enlarge or otherwise alter Subscriber's Marks and to display notices requested by Subscriber on every page containing Subscriber's Marks.

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                      2200 Byberry Road * Hatboro, PA 19040
                       (215) 441-8444 * Fax (215) 441-5767
                          http://www.sportsnetwork.com

     5. TERM. (a) This term of this AGREEMENT shall commence on September 1, 2002 (the "Term"). Thereafter, this Agreement shall be in effect for five months ending on January 31, 2003. Notwithstanding the foregoing, if TSN increases the Rate at any time after the expiration of the Term, Subscriber shall have the option to terminate this Agreement, without further obligation to TSN, by written notice to TSN within thirty (30) days of Subscriber's receipt of notice of such Rate increases.

     6. TRACKING AND REPORTING - TSN will provide Subscriber with a password protected FTP account for recipient site, thus allowing the Subscriber to retrieve their log reports from the branded site that displays the Service on a daily and/or weekly basis.

     7. ADVERTISING - TSN shall incorporate Subscriber's ad-serving code on any of the branded pages comprising the Service. Subscriber has sole responsibilty for selling, tracking, reporting and maintainingadvertising sales on the Service. Subscriber shall retain 100 percent (100%) of all advertising revenue generated by Subscriber on the Service.

     8. ACCURACY. The information supplied by TSN on the Service shall be accurate at the time of transmission to the best of TSN's information and belief, using reasonable commercial diligence.

     9. WARRANTIES; DISCLAIMERS. TSN represents and warrants that TSN is the owner of, or has the right to license and/or provide the Service, TSN Marks, and all other materials and information as provided herein by TSN under this Agreement, and that, to the best of its knowledge, the forgoing will not contain any defamatory, obscene or otherwise unlawful matter, and do not violate, infringe upon or misappropriate the copyrights, trademarks, right of privacy or publicity, or other intellectual property, personal and/or proprietary rights of any third party. TSN makes no warranty, whether expressed or implied, as to the quality, merchantability, completeness or fitness or any purpose of the Service. Subscriber represents and warrants that Subscriber is the owner, of, or has the right to license and/or provide Subscriber's Marks, and all other materials and information provided by Subscriber under this Agreement, and that, to the best of its knowledge, the forgoing will not contain any defamatory, obscene or other wise unlawful matter, and do not violate, infringe upon or misappropriate the copyrights, trademarks, right of privacy or publicity, or other intellectual property, personal and/or proprietary rights of any third party.

     10. LIMITATION. - Neither party shall have any liability for lost profits, indirect, special or consequential damages except to the extent same may arise under Paragraph 9. Subscriber agrees that in no event will TSN, its networker, or any other common carrier transmitting the Service, have any liability for any claim, loss, damages (whether direct, incidental, consequential, special or indirect, including loss of business or profits) caused or alleged to be caused by the Service, equipment, or installation thereof, or by any inadequacy or deficiency therein.

     11. INDEMNIFICATION. TSN shall indemnify and hold harmless Subscriber, its officers, distributors, employees, agents and representatives from and against any and all losses, damages, costs, expenses and liabilities, including reasonable attorneys' fees, arising out of TSN's breach of any of its representations, warranties and obligations under this Agreement. Subscriber shall indemnify and hold harmless TSN, its officers, distributors, employees, agents and representatives from and against any and all losses, damages, costs, expenses and liabilities, including reasonable attorneys' fees, arising out of Subscriber's breach of any of its representations, warranties and obligations under this Agreement. The obligations of either party to provide indemnification under this Agreement shall be contingent upon the party seeking indemnification
(i) providing the indemnifying party with prompt written notice of any claim for which indemnification is sought, (ii) cooperating fully with the indemnifying party and (iii) allowing the indemnifying party to control the defense and settlement of such claim.

     12. SERVICE OUTAGE. In the event of a service problem of any kind, Subscriber will immediately notify TSN of the problems and symptoms. TSN will be responsible for correcting the problem, using its best efforts to resolve it as soon as practicable after notice thereof.

     13. FORCE MAJEURE. - Neither Subscriber nor TSN shall bear any responsibility or liability for any losses arising out of any delay in or interruption of the performance of their obligation under this Agreement due to any act of God, act of governmental authority, act of the public enemy or due to war, riot, fire, flood, civil commotion, insurrection, labor difficulty (including without limitation, any strike or other work stoppage or slowdown) severe or adverse weather condition or other cause beyond the reasonable control and without the fault or negligence of the party so affected; provided however, that if such delay or interruption shall exceed six months, the other party may terminate this Agreement upon 30 days' written notice.

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

                      2200 Byberry Road * Hatboro, PA 19040
                       (215) 441-8444 * Fax (215) 441-5767
                          http://www.sportsnetwork.com


     14. TERMINATION - In the case of material breach by either party of any of the terms of this Agreement, the party not in breach may terminate this Agreement by giving the other party written notice, provided the breaching party shall not have corrected such material breach within thirty (30) days of receipt of such notice. If a receiver is appointed for either party or if either party petitions under the Bankruptcy Act or is adjudicated as bankrupt, or is declared insolvent, or makes an assignment for the benefit of creditors or otherwise fails to fulfill its obligations hereunder, then the other party shall have the immediate right to terminate this Agreement and pursue all legal remedies available to it and, as to TSN, to secure the unpaid balance due under the terms of this Agreement, or as to Subscriber, to receive a refund of any monthly payments made in advance

     15. DEFAULT. Failure by Subscriber to pay TSN any amount due hereunder, within five (5) days after written notice, absent any notice to terminate being received by TSN pursuant to this Agreement and provided TSN is not in breach of this Agreement, shall entitle TSN to terminate the Service and recover from Subscriber (i) any amount in arrears and (ii) the amount due for the balance of the then current remaining Term or Renewal Term.

     16. ASSIGNMENT. - Except in the case of a merger, acquisition or sale of substantially all of the assets of either party, neither may assign, sublicense or otherwise transfer this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Written notice of any change or the name, the nature or the place of business of either party shall immediately be sent to the other party.

     17. ENTIRE AGREEMENT. - This Agreement, including the Addenda hereto, constitutes the entire Agreement of the parties hereto with respect to its subject matter and may be amended or modified only in writing and signed by duly authorized officers of both parties. This Agreement supersedes all previous agreements between the parties. There are no oral or written collateral representations, agreements, or understandings except as provided herein.

     18. NON-WAIVER. The failure of either party to exercise any of its rights under this Agreement for a breach for breach thereof shall not be deemed to be a waiver of any other breach of the same or other provision.

     19. NOTICES. All notices required under this Agreement shall be in writing and shall be deemed given when delivered by hand or by confirmed facsimile transmission, or five (5) days after mailing, postage prepaid, by registered or certified mail, return receipt requested, to the below addresses or such other addresses as either party shall specify in a written notice to the other

         TO TSN:                                    TO  SUBSCRIBER:
         THE SPORTS NETWORK                Sports Information & Publishing Corp.
         2200 BYBERRY ROAD, SUITE 200      1869 W. Littleton Blvd
         HATBORO, PA 19040                 Littleton, Co 80120
         ATTENTION: Jim Schonewolf         Attention: Mike Tanner

     20. GOVERNING LAW. - This Agreement shall be governed by the Laws of the Commonwealth of Pennsylvania. Exclusive jurisdiction of any litigation relating to or concerning this Agreement shall in the Federal or State Courts in the City of Philadelphia, and both TSN and Subscriber agree to such jurisdiction and to accept any service of process emanating therefrom.

     IN WITNESS WHEREOF, TSN and Subscriber, intending to be legally bound, cause this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


COMPUTER INFORMATION NETWORK               Sports Information & Publishing Corp.
D/b/a THE SPORTS NETWORK                   D/B/a gridpicks.com

BY:  /s/ Jim Schonewolf                    BY:  /s/ Michael Tanner
     -----------------------------             ---------------------------------

PRINT NAME:  Jim Schonewolf                PRINT NAME: Michael Tanner
             ---------------------                     -------------------------

TITLE:       Sales Manager                 TITLE:      President/CEO
        --------------------------                ------------------------------

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